EXHIBIT 4(f)

_________________________________________________________________
_________________________________________________________________

                       IES UTILITIES INC.


                               TO


               THE FIRST NATIONAL BANK OF CHICAGO


                              AND



                       RICHARD D. MANELLA


                          As Trustees


                       __________________



                     SUPPLEMENTAL INDENTURE


                  Dated as of December 1, 1994


                       __________________



     Providing for the merger of Iowa Southern Utilities Company, an Iowa Corporation, into Iowa Electric Light and Power Company, an Iowa Corporation, with Iowa Electric Light and Power Company being the surviving corporation of such merger under a new corporate name, IES Utilities Inc.

___________________________________________________________________

                       TABLE OF CONTENTS
                        ______________
                                                              Page
PARTIES                                                         1
RECITALS                                                        1

                           ARTICLE I.
                       ASSUMPTION BY IESU

    Section 1.   Assumption by IESU, an Iowa corporation,
                 of payment on all bonds outstanding under
                 the Indenture and performance of covenants
                 and conditions of the Indenture               4

                          ARTICLE II.
       DESCRIPTION OF ADDITIONAL PROPERTY SUBJECT TO LIEN

    Section 1.   Conveyance of properties and description
                 thereof                                       4

                          ARTICLE III.
                            TRUSTEE

    Section 1.   Trustees accept terms and conditions of
                 the Indenture                                 7

    Section 2.   Trustees entitled to exemption and
                 immunities of the Indenture                   7

                          ARTICLE IV.
                         MISCELLANEOUS

    Section 1.   Supplemental Indenture to be read and
                 construed in connection with and as a
                 part of the Indenture                         7

    Section 2.   Recitals of facts to be taken as
                 statements of IESU and the Trustee            7

    Section 3.   Recitals deemed to be part of
                 Supplemental Indenture                        7

    Section 4.   Supplemental Indenture to be binding
                 upon successors and assigns of the
                 respective parties                            7

    Section 5.   Execution in several counterparts             7

ATTESTATION CLAUSE                                             8
ACKNOWLEDGMENTS                                                9


                         P A R T I E S:

          This Supplemental Indenture dated as of the 1st day of December, 1994 between IES Utilities Inc., a corporation organized and existing under the laws of the State of Iowa (hereinafter sometimes called "IESU" and formerly known as Iowa Electric Light and Power Company ("IE"), which was the surviving corporation of a merger pursuant to an Agreement and Plan of Merger, dated as of June 4, 1993, as amended (the "1993 Merger Agreement"), between IE and Iowa Southern Utilities Company, a corporation organized under the laws of the State of Iowa ("ISU")), party of the first part, and The First National Bank of Chicago, a national banking association, and Richard D. Manella, as Trustees (both of whom are hereinafter referred to as the "Trustees" and the first mentioned of whom is hereinafter referred to as the "Corporate Trustee" and last mentioned of whom is hereinafter referred to as the "Individual Trustee"), parties of the second part,


                      W I T N E S S E T H:


          WHEREAS, a certain Indenture or Deed of Trust dated as of the 1st day of February, 1923 (hereinafter sometimes termed the "Original Indenture"), was made between Old ISU (as hereinafter defined), as party of the first part, and The Northern Trust Company and Harold H. Rockwell, as trustees, as parties of the second part, whereby Old ISU mortgaged and pledged to said trustees and their successors in the trust and assigns, all and singular its properties, real, personal and mixed, then owned, or which might thereafter be acquired (except certain property expressly excepted and reserved from the lien thereof), for the purpose of securing the payment of the principal and interest of all bonds at any time issued and outstanding under the Original Indenture and to secure the performance and observance of all the covenants and conditions upon which said bonds might be issued, received and held, in trust, and subject to the agreements, covenants and conditions expressed in the Original Indenture, which Original Indenture or indentures supplemental thereto were duly recorded in the following counties, in the State of Iowa, to-wit: Adair, Adams, Appanoose, Boone, Calhoun, Clarke, Dallas, Davis, Decatur, Des Moines, Henry, Ida, Jasper, Jefferson, Keokuk, Lee, Louisa, Lucas, Madison, Mahaska, Marion, Marshall, Monroe, Muscatine, Polk, Poweshiek, Ringgold, Sac, Tama, Taylor, Union, Wapello, Warren, Washington, Wayne, Webster, and Woodbury; and

          WHEREAS, heretofore and at various times Old ISU duly executed and delivered to The Northern Trust Company and Harold
R. Rockwell or Sheldon A. Weaver or Thomas H. Jolls or Charles H. Cory II, as Trustees under the Original Indenture, various supplemental indentures to the Original Indenture, including in particular the Supplemental Indenture dated October 2, 1945 (the "1945 Supplemental Indenture") assented to by the holders of all the bonds at the time outstanding under the Original Indenture (other than bonds called for redemption with funds deposited with the Corporate Trustee), wherein and whereby the Original Indenture was modified and amended, certain property was released from the lien of the Original Indenture, and all articles, covenants and provisions thereof subsequent to the granting clauses thereof were rewritten as Articles I to XXII, inclusive (the Original Indenture as so modified, amended and supplemented by the 1945 Supplemental Indenture and as subsequently amended and supplemented from time to time by all supplemental indentures thereto, including this Supplemental Indenture, is herein referred to as the "Indenture"); and

          WHEREAS, pursuant to the provisions of Section 17.15,
17.16 and 17.17 of Article XVII of the 1945 Supplemental Indenture, by an instrument in writing dated January 24, 1986 duly executed by the Company and by an instrument in writing dated March 1, 1985 duly executed by The First National Bank of Chicago, said The First National Bank of Chicago was appointed successor in trust to the Corporate Trustee under the Indenture, and whereas said The First National Bank of Chicago accepted such appointment effective March 3, 1985, and Richard D. Manella, an officer of said The First National Bank of Chicago, was appointed successor in trust to the Individual Trustee under the Indenture, and whereas said Richard D. Manella accepted such appointment effective March 3, 1985; and

          WHEREAS, pursuant to an Agreement and Plan of Reincorporation Merger, dated as of February 28, 1986 (the "Agreement and Plan of Reincorporation Merger"), between Iowa Southern Utilities Company, a corporation organized and existing under the laws of the state of Delaware ("Old ISU") and ISU, Old ISU was merged with and into ISU, with ISU being the surviving corporation, and by Supplemental Indenture dated as of May 31, 1986, ISU expressly assumed the due and punctual payment of the principal of and the interest and premium (if any) on all bonds then outstanding under the Indenture according to their tenor, and the due and punctual performance and observance of all of the terms, covenants and conditions of the Indenture to be kept or performed by Old ISU; and

          WHEREAS, all mortgages or trust indentures prior in lien to the lien of the Original Indenture or the Indenture have been satisfied and discharged of record and the Original
Indenture and Indenture are now a first mortgage lien upon the properties subject thereto; and

          WHEREAS, all bonds heretofore issued under the Original
Indenture or the Indenture have, as of December 1, 1994, been retired except the following described outstanding First Mortgage
Bonds:

Dated                  Series     Principal Amount      Due Date

June 1, 1967           6 1/8%        $8,000,000         June 1, 1997
February 1, 1973       7 3/8%       $10,000,000         February 1, 2003
February 1, 1977       5.95%        $10,000,000         February 1, 2007
July 1, 1991           9 1/8%       $21,000,000         July 1, 2001
September 1, 1992      7 1/4%       $30,000,000         September 1, 2007

; and

          WHEREAS, pursuant to the 1993 Merger Agreement, ISU was merged with and into IE, with IE being the surviving corporation under a new corporate name, IES Utilities Inc.; and

          WHEREAS, pursuant to Section 16.01 of the Indenture, ISU covenanted that any merger of it into any other corporation shall be upon and subject to the following provisions and conditions:

               (1) the Successor Corporation (as defined in the Indenture) formed by any such merger shall be a corporation having authority to carry on business of the nature transacted by ISU;

               (2) any such merger shall be upon such terms as shall in no respect impair the lien of the Indenture or any of the rights or powers of the Trustees or the bondholders thereunder; and

               (3)  the due and punctual payment of the
                    principal of and interest and premium (if any) on all bonds outstanding under the Indenture according to their tenor and the due and punctual performance and observance of all the terms, covenants and conditions of the Indenture to be kept or performed by the Company, shall, by a supplemental indenture, be assumed by the Successor Corporation.

          WHEREAS, IESU has the authority to carry on business of the nature transacted by ISU; and

          WHEREAS, the terms of the 1993 Merger Agreement in no respect impair the lien of the Indenture, or any of the rights or powers of the Trustees or of the bondholders thereunder; and

          WHEREAS, the Board of Directors of IESU has, by resolution, authorized the execution and delivery of this Supplemental Indenture;

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein and in the 1993 Merger Agreement contained, and of the sum of One Dollar ($1.00) duly paid by the Trustees to IESU at the execution of these presents, the receipt whereof is hereby acknowledged, it is hereby covenanted and agreed between IESU and the Trustees, for the equal and proportionate benefit of the respective holders from time to time of the outstanding bonds under the Indenture as follows:

                           ARTICLE I.

                       ASSUMPTION BY IESU

          Section 1. IESU hereby expressly assumes the due and punctual payment of the principal of and the interest and premium (if any) on all bonds outstanding under the Indenture according to their tenor, and the due and punctual performance and observance of all of the terms, covenants and conditions of the Indenture to be kept or performed by ISU.

                          ARTICLE II.

       DESCRIPTION OF ADDITIONAL PROPERTY SUBJECT TO LIEN

          Section 1. For the purpose of confirming the lien of the Original Indenture and the Indenture on the properties hereinafter described, IESU has granted, bargained, sold, warranted, conveyed, transferred, mortgaged, pledged and assigned and does hereby grant, bargain, sell, warrant, convey, transfer, mortgage, pledge and assign unto the Trustees and to their respective successors in the trust, upon the terms of the Indenture, the following described parcels of real property and other properties owned by IESU in the following Counties of the State of Iowa, respectively:

                          Clarke County



                          Henry County



                          Monroe County



                          Taylor County



                          Wayne County



                          ARTICLE III.

                            TRUSTEES

          Section 1. The Trustees hereby accept this Supplemental
Indenture and agree to perform the same upon the terms and conditions set forth in the Indenture.

          Section 2.  The Trustees shall be entitled in
connection with this Supplemental Indenture to all of the exemptions and immunities granted to them by the terms of the Indenture.

                          ARTICLE IV.

                         MISCELLANEOUS

          Section 1. This Supplemental Indenture shall be read and construed in connection with, and as part of, the Amended
Indenture and as if the Amended Indenture and this Supplemental
Indenture were parts of one and the same instrument.

          Section 2.  The recitals contained in this Supplemental
Indenture shall be taken as the statements of IESU, and the Trustees assume no responsibility for the correctness of the same, with the exception of the third recital.

          Section 3. The recitals contained herein are deemed to be part of this Supplemental Indenture.

          Section 4.  This Supplemental Indenture shall be
binding upon, and inure to the benefit of, the Company and its successors and assigns and the Trustees and their respective successors.

  Section 5. This Supplemental Indenture may be simultaneously executed in several counterparts, and all said counterparts executed and delivered each as an original shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, IES UTILITIES INC. has caused this Supplemental Indenture to be signed in its corporate name by its Executive Vice President and Chief Financial Officer, and to be sealed with its corporate seal, attested by its Secretary or an Assistant Secretary, and THE FIRST NATIONAL BANK OF CHICAGO, in its capacity as Trustee, to evidence its acceptance of the trusts hereby created, has caused these presents to be signed in its corporate name by its President or a Vice President or an Assistant Vice President, and to be sealed with its corporate seal, attested by its Secretary or an Assistant Secretary, and said Richard D. Manella, in his capacity as Trustee, to evidence his acceptance of said trusts, has hereunto set his hand and seal, all as of the day and year first above written.

                                        IES UTILITIES INC.



ATTEST:                       By /s/
                                Blake O. Fisher, Jr.
                                Executive Vice President
                                and Chief Financial Officer
/s/
Stephen W. Southwick
Secretary

[seal]


                              THE FIRST NATIONAL BANK OF CHICAGO



                              By /s/
                               Name Georgia E. Tsirbas
                               Assistant Vice President



ATTEST:                       By /s/
                                Richard D. Manella,
                                As Trustee

/s/
Name B.L. McCleod
Trust Officer
[seal]


STATE OF ILLINOIS   )
                    )  SS:
COUNTY OF COOK      )

          On the 30th day of December, 1994, before me, a Notary Public in and for said County and State, personally appeared Georgia E. Tsirbas, [Assistant Vice President] of The First National Bank of Chicago, one of the corporations described in and which executed the foregoing instrument, to me personally known, who being by me duly sworn, did say that [s]he is an [Assistant Vice President] of said corporation; that the seal affixed to the said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and said Trust Officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                              /s/
                              Name Grady K. Clark, Notary Public


My Commission Expires: 9/1/97

[NOTARIAL SEAL]


STATE OF ILLINOIS   )
                    )  SS:
COUNTY OF COOK      )


          On the 30th day of December, 1994, before me, a Notary Public in and for said County and State, personally appeared Richard D. Manella, one of the Trustees mentioned in the foregoing instrument, personally known to me to be the person named in and who executed the foregoing instrument, and acknowledged to me that he, as such Trustee, executed and delivered the said instrument as his free and voluntary act and deed, for the uses and purposes therein set forth.




                              Name Grady K. Clark, Notary Public
My Commission Expires: 9/1/97

[NOTARIAL SEAL]


STATE OF IOWA       )
                    )  SS
COUNTY OF LINN      )


          On the 28th day of December, 1994, before me, a Notary Public in and for said County and State, personally appeared Blake O. Fisher, Jr., Executive Vice President and Chief Financial Officer of IES Utilities Inc., one of the corporations described in and which executed the foregoing instrument, to me personally known, who, being by me duly sworn, did say that he is Executive Vice President and Chief Financial Officer of said corporation; that the seal affixed to the said instrument is the corporate seal of said corporation; and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors and the said Blake O. Fisher, Jr. acknowledged the execution of said instrument to be the voluntary act and deed of said corporation by it voluntarily executed.


                              /s/___________________________
                              Marcia K. Young, Notary Public


My Commission Expires: 2/27/95

[NOTARIAL SEAL]